The GDL Fund

2,624,025 Series C Cumulative Puttable and Callable Preferred Shares of Beneficial Interest

Issuable Upon Exercise of Rights to Subscribe for such Shares

DEALER MANAGER AGREEMENT

February 13, 2018

G.research, LLC

One Corporate Center

Rye, New York 10580

Ladies and Gentlemen:

Each of The GDL Fund, a Delaware statutory trust (the “Fund”), and Gabelli Funds, LLC, a New York limited liability company (the “Investment Advisor”), hereby confirms the agreement with and appointment of G.research, LLC to act as dealer manager (the “Dealer Manager”) in connection with the issuance by the Fund to its preferred shareholders of record (the “Record Date Preferred Shareholders”) at the close of business on the record date set forth in the Prospectus (as defined herein) (the “Record Date”) non-transferable rights entitling such Record Date Preferred Shareholders to subscribe for up to 2,624,025 Series C Cumulative Puttable and Callable Preferred Shares of beneficial interest (the “Preferred Shares”) of the Fund (the “Offer”). Pursuant to the terms of the Offer, the Fund is issuing each Record Date Preferred Shareholder one non-transferable right (each a “Right” and, collectively, the “Rights”) for each existing preferred share (the “Existing Preferred Shares”) held by such Record Date Preferred Shareholder on the Record Date. Such Rights entitle their holders to acquire during the subscription period set forth in the Prospectus (the “Subscription Period”), at the price set forth in such Prospectus (the “Subscription Price”), one Preferred Share for each Right exercised, on the terms and conditions set forth in such Prospectus. Any Rights holder will be entitled to subscribe for, subject to allocation, additional Preferred Shares (the “Over-Subscription Privilege”) on the terms and conditions set forth in the Prospectus.

The Fund has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form N-2 (Nos. 333-213902 and 811-21969) and a related preliminary prospectus and preliminary statement of additional information under the Investment Company Act of 1940, as amended (the “Investment Company Act”), the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission under the Investment Company Act and the Securities Act (the “Rules and Regulations”), and has filed such amendments to such shelf registration statement on Form N-2, if any, and such amended preliminary prospectuses and preliminary statements of additional information as may have been required to the date hereof. If the shelf registration statement has not become effective, a further amendment to such shelf registration statement, including forms of a final prospectus and final statement of additional information necessary to permit such shelf registration statement to become effective, will be promptly filed by the Fund with the Commission. If the shelf registration statement has become effective and any prospectus or statement of additional information contained therein omits certain information at the time of effectiveness pursuant to Rule 430B of the Rules and Regulations, a final prospectus and final supplement containing such omitted information will be promptly filed by the Fund with the Commission in accordance with Rule 497(c) of the Rules and Regulations. The term “Registration Statement” means the registration statement, as amended, at the time it becomes or became effective, including financial statements and all exhibits and all documents, if any, incorporated therein by reference, and any information deemed to be included by Rule 430B. The term “Prospectus” means the final prospectus supplement, final prospectus and final statement of additional information, including financial statements and all exhibits and all documents, if any, incorporated therein by reference, in the forms filed with the Commission pursuant to Rule 497(c), (e), (h) or (j) of the Rules and Regulations, as the case may be, as from time to time amended or supplemented pursuant to the Securities Act.

The Prospectus and letters to owners of Preferred Shares of the Fund, subscription certificates and other forms used to exercise rights, brochures, wrappers, any letters from the Fund to securities dealers, commercial banks and other nominees and any newspaper announcements, press releases and other offering materials and information that the Fund may use, approve, prepare or authorize for use in connection with the Offer, are collectively referred to hereinafter as the “Offering Materials”.

1.	Representations and Warranties.

a.	Each of the Fund and the Investment Advisor jointly and severally represents and warrants to, and agrees with the Dealer Manager as of the date hereof, as of the date of the commencement of the Offer (such later date being hereinafter referred to as the “Representation Date”) and as of the Expiration Date (as defined below) that:

i.	The Fund meets the requirements for use of Form N-2 under the Securities Act and the Investment Company Act and the Rules and Regulations. At the time the Registration Statement became or becomes effective, the Registration Statement did or will contain all statements required to be stated therein in accordance with and did or will comply in all material respects with the requirements of the Securities Act, the Investment Company Act and the Rules and Regulations and did not or will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. From the time the Registration Statement became or becomes effective through the expiration date of the Offer set forth in the Prospectus, as it may be extended as provided in the Prospectus (the “Expiration Date”), the Prospectus and the other Offering Materials will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, Prospectus or Offering Materials made in reliance upon and in conformity with information relating to the Dealer Manager furnished to the Fund in writing by the Dealer Manager expressly for use in the Registration Statement, Prospectus or other Offering Materials.

ii.	The Fund (i) has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, (ii) has full statutory trust power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, (iii) currently maintains all necessary licenses, permits, consents, orders, approvals and other authorizations (collectively, the “Licenses and Permits”) necessary to carry on its business as contemplated in the Prospectus, (iv) has made all necessary filings required under any federal, state, local or foreign law, regulation or rule and (v) is duly qualified to do business and in good standing in each jurisdiction wherein it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to obtain or maintain such Licenses and Permits, to make such filings or be so qualified and in good standing would not have a material adverse effect upon the Fund’s business, properties, management, prospects, financial position or results of operations (a “Fund Material Adverse Effect”). The Fund has no subsidiaries.

iii.	The Fund is duly registered with the Commission under the Investment Company Act as a closed-end, diversified management investment company, no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the best of the Fund’s and the Investment Advisor’s knowledge, threatened by the Commission, all required action has been taken by the Fund under the Securities Act and the Investment Company Act to make the public offering and to consummate the issuance of the Rights and the issuance and sale of the Preferred Shares by the Fund upon exercise of the Rights, and the provisions of the Fund’s Agreement and Declaration of Trust and by-laws, as amended to the date hereof (the “Organizational Documents”) comply as to form in all material respects with the requirements of the Investment Company Act and the Rules and Regulations.

iv.	Ernst & Young LLP, the independent registered public accounting firm that certified the financial statements of the Fund set forth or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Investment Company Act, the Securities Act, the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board.

v.	The financial statements of the Fund, together with the related notes and schedules thereto, set forth or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial condition of the Fund as of the dates or for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis; and the information set forth in the Prospectus under the heading “Financial Highlights” and in the Prospectus under the heading “Capitalization” presents fairly in all material respects the information stated therein.

vi.	The Fund has an authorized and outstanding capitalization as set forth in the Prospectus; the issued and outstanding Existing Preferred Shares have been duly authorized and are validly issued, fully paid and non-assessable and conform in all material respects to the description thereof in the Prospectus under the heading “Description of the Securities”; the Rights have been duly authorized by all requisite action on the part of the Fund for issuance pursuant to the Offer; the certificates, if any, for the Preferred Shares are in due and proper form; the Preferred Shares have been duly authorized by all requisite action on the part of the Fund for issuance and sale pursuant to the terms of the Offer and, when issued and delivered by the Fund upon exercise of the Rights pursuant to the terms of the Offer against payment of the consideration set forth in the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable; the Preferred Shares and the Rights conform in all material respects to all statements relating thereto contained in the Registration Statement, the Prospectus and the other Offering Materials; and the issuance of each of the Rights and the Preferred Shares has been done in compliance with all applicable federal and state securities laws and is not subject to any preemptive rights.

vii.	Except as set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) the Fund has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, other than in the ordinary course of business, that are material to the Fund, (B) there has not been any material change in the Preferred Shares or long-term debt of the Fund, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Fund, (C) there has been no dividend or distribution paid or declared in respect of the Fund’s Preferred Shares (other than ordinary or customary distributions declared and paid in ordinary course) and (D) the Fund has not incurred any long-term debt.

viii.

This dealer manager agreement (the “Dealer Manager Agreement”) has been duly authorized, executed and delivered by the Fund. Each of the Subscription Agent Agreement (the “Subscription Agent Agreement”) between the Fund and Computershare Inc. and Computershare Trust Company, N.A. (the “Rights Agent”), the Investment Advisory Agreement between the Fund and the Investment Advisor (the “Investment Advisory Agreement”), the Custodian Agreement between the Fund and The Bank of New York Mellon (the “Custodian Agreement”), and the Registrar, Transfer Agency and Service Agreement between the Fund and American Stock Transfer & Trust Company (the “Transfer Agency Agreement”) (collectively, all the foregoing agreements set forth in this sentence are the “Fund Agreements”), has been duly authorized, executed and delivered by the Fund; each of the Fund Agreements complies in all material respects with all applicable provisions of the Investment Company Act, the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and the rules and regulations under such Acts (except that the Fund and the Investment Advisor make no representation as to the eligibility under the Investment Company Act of The Bank of New York Mellon as custodian for the Fund); and, assuming due authorization, execution and delivery by the other parties thereto, each of the Fund Agreements constitutes a legal, valid, binding and enforceable obligation of the Fund, subject to the qualification that the enforceability of the Fund’s obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), except as enforcement of rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or principles of public policy, and, in the case of the Investment Advisory Agreement, to termination under the Investment Company Act.

ix.	Neither the issuance of the Rights, nor the issuance and sale of the Preferred Shares pursuant to exercise of the Rights, nor the execution, delivery, performance and consummation by the Fund of any other of the transactions contemplated in this Dealer Manager Agreement and the Fund Agreements, nor the consummation of the transactions contemplated in this Dealer Manager Agreement or in the Registration Statement or the Prospectus, nor the fulfillment of the terms hereof or thereof will conflict with or violate the Organizational Documents, or conflict with, result in a breach or violation of, or constitute a default or an event of default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Fund under Organizational Documents, or under the terms and provisions of any material agreement, indenture, mortgage, loan agreement, note, insurance or surety agreement, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject (other than those expressly created by any Fund Agreement), except such as would not reasonably be expected to have a Fund Material Adverse Effect, nor will such action result in any violation of any order, law, rule or regulation of any court or governmental agency or body having jurisdiction over the Fund or any of its material properties, other than state securities or “blue sky” laws.

x.	Except as set forth in the Registration Statement and the Prospectus, there is no pending or, to the knowledge of the Fund or the Investment Advisor, threatened action, suit, claim, investigation or proceeding affecting the Fund or to which the Fund is a party before or by any court or governmental agency, authority or body or any arbitrator which might result in any material adverse

xi.	There are no franchises, contracts or other documents of the Fund that are material or otherwise required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement which are not described or filed or incorporated by reference therein as permitted by the Securities Act, the Investment Company Act or the Rules and Regulations.

xii.	No consent, approval, authorization, notification or order of, or filing with, or the issuance of any license or permit by, any court or governmental agency or body is required for the consummation by the Fund of the transactions contemplated by this Dealer Manager Agreement, the Subscription Agent Agreement, the Rights and the Offer or the Registration Statement, except such as (i) have been obtained, or if the registration statement filed with respect to the Preferred Shares is not effective under the Securities Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Dealer Manager Agreement) under the Investment Company Act, the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) may be required by any NYSE rules, the Financial Industry Regulatory Authority Inc. (“FINRA”) or under state securities or “blue sky” laws, or (iii) the failure to obtain which would not reasonably be expected to have a Fund Material Adverse Effect.

xiii.	Prior to their issuance the Preferred Shares will have been duly approved for listing, subject to official notice of issuance, on the NYSE.

xiv.

The Fund (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Rights or the sale or resale of the Preferred Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, Preferred Shares of the Fund (except for the solicitation of exercises of the Rights pursuant to this Dealer Manager Agreement) and (C) will not, until the later of the expiration of the Rights or the completion of the distribution

(within the meaning of the anti-manipulation rules under the Exchange Act) of the Preferred Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund (except for the solicitation of exercises of the Rights pursuant to this Dealer Manager Agreement); provided that any action in connection with the Fund’s automatic dividend reinvestment and voluntary cash purchase plans will not be deemed to be within the terms of this Section 1(a)(xiv).

xv.	The Fund has complied in all previous tax years and intends to direct the investment of the proceeds of the Offer described in the Registration Statement and the Prospectus in such a manner as to continue to comply, with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code”), and has qualified and intends to continue to qualify as a regulated investment company under Subchapter M of the Code.

xvi.	The Fund has complied, and intends to direct the investment of the proceeds of the Offer described in the Registration Statement and the Prospectus in such a manner as to continue to comply, with the asset coverage requirements of the Investment Company Act.

xvii.	The Fund has (a) appointed a Chief Compliance Officer and (b) adopted and implemented written policies and procedures which the Board of Trustees of the Fund has determined are reasonably designed to prevent violations of the federal securities laws in a manner required by and consistent with Rule 38a-1 of the Rules and Regulations under the Investment Company Act and is in compliance in all material respects with such Rule.

xviii.	The Offering Materials complied and comply with in all material respects the requirements of the Securities Act, the Investment Company Act, and the Rules and Regulations, and the rules and interpretations of FINRA. Other than the Offering Materials, the Fund has not, without the written permission of the Dealer Manager, used, approved, prepared or authorized any letters to beneficial owners of the Preferred Shares, forms used to exercise rights, any letters from the Fund to securities dealers, commercial banks and other nominees or any newspaper announcements or other offering materials and information in connection with the Offer; provided, however, that any use of transmittal documentation and subscription documentation independently prepared by the Dealer Manager, broker-dealers, trustees, nominees or other financial intermediaries shall not cause a violation of this Section 1(a)(xviii).

xix.	The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

xx.	The Fund has established and maintains disclosure controls and procedures; such disclosure controls and procedures (as such term is defined in Rule 30a-3 under the Investment Company Act) are designed to ensure that material information relating to the Fund is made known to the Fund’s Chief Executive Officer and its Chief Financial Officer, or any other persons of similar title, by others within the Fund, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Fund’s independent registered public accounting firm and the Audit Committee of the Board of Trustees of the Fund have been advised of: (A) any significant deficiencies in the design or operation of internal controls over financial reporting which could adversely affect the Fund’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Fund’s internal controls over financial reporting; any material weaknesses in the Fund’s internal controls over financial reporting have been identified for the Fund’s independent registered public accounting firm; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls over financial reporting or in other factors that could materially affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

xxi.	The Fund and its officers and trustees, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

b.	The Investment Advisor represents and warrants to, and agrees with, the Dealer Manager as of the date hereof, as of the Representation Date and as of the Expiration Date that:

i.	The Investment Advisor has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of New York, has full power and authority (corporate and other) to own its properties and assets and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign corporation and currently maintains all necessary Licenses and Permits in each jurisdiction wherein it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect upon the Investment Advisor’s business, properties, financial position or operations (an “Advisor Material Adverse Effect”).

ii.	The Investment Advisor is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act, or the rules and regulations under such Acts, from acting as investment adviser for the Fund as contemplated in the Prospectus and the Investment Advisory Agreement.

iii.	This Dealer Manager Agreement has been duly authorized, executed and delivered by the Investment Advisor. The Investment Advisory Agreement has been duly authorized, executed and delivered by the Investment Advisor, and complies with all applicable provisions of the Investment Company Act, the Advisers Act and the rules and regulations under such Acts, and is, assuming due authorization, execution and delivery by the other party thereto, a legal, valid, binding and enforceable obligation of the Investment Advisor, subject to the qualification that the enforceability of the Investment Advisor’s obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and to termination under the Investment Company Act, except as enforcement of rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or principles of public policy.

iv.	Neither the execution, delivery, performance and consummation by the Investment Advisor of its obligations under this Dealer Manager Agreement or the Investment Advisory Agreement nor the consummation of the transactions contemplated herein or therein or in the Registration Statement or Prospectus, nor the fulfillment of the terms thereof will conflict with or violate the certificate of formation, limited liability company agreement, by-laws or similar organizational document of the Investment Advisor, as amended to the date hereof, or conflict with, result in a breach or violation of, or constitute a default or an event of default under, or result in the creation or imposition of any lien, charge or encumbrance upFon any properties or assets of the Investment Advisor under its certificate of formation, limited liability company agreement, by-laws or similar organizational document, as amended to the date hereof, the terms and provisions of any material agreement, indenture, mortgage, loan agreement, note, insurance or surety agreement, lease or other instrument to which the Investment Advisor is a party or by which it may be bound or to which any of the property or assets of the Investment Advisor is subject, except such as would not reasonably be expected to have an Advisor Material Adverse Effect, nor will such action result in any violation of any order, law, rule or regulation of any court or governmental agency or body having jurisdiction over the Investment Advisor or any of its properties, other than state securities or “blue sky” laws.

v.

There is no pending or, to the best of the Investment Advisor’s knowledge, threatened action, suit or proceeding affecting the Investment Advisor or to which the Investment Advisor is a party before or by any court or governmental agency, authority or body or any arbitrator which would disqualify the Investment Advisor pursuant to Section 9(a) of the Investment Company Act from acting as investment adviser to the Fund or is otherwise reasonably likely to result in any material adverse change in the Investment Advisor’s ability to perform its services under the Investment Advisory Agreement.

vi.	No consent, approval, authorization, notification or order of, or filing with, or the issuance of any license or permit by, any court or governmental agency or body is required by the Investment Advisor for the consummation by the Investment Advisor of the transactions to be performed by the Investment Advisor as contemplated by this Dealer Manager Agreement or the Investment Advisory Agreement except such as (i) have been obtained or (ii) the failure to obtain which would not reasonably be expected to have an Advisor Material Adverse Effect.

vii.	The Investment Advisor (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Rights or the sale or resale of the Rights and the Preferred Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, Preferred Shares of the Fund (except for the solicitation of exercises of the Rights pursuant to this Dealer Manager Agreement) and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of the anti-manipulation rules under the Exchange Act) of the Preferred Shares, sell, bid for or purchase, pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Fund (except for the solicitation of exercises of the Rights pursuant to this Dealer Manager Agreement); provided that any action in connection with the Fund’s dividend reinvestment and cash purchase plan will not be deemed to be within the terms of this Section 1(b)(vii).

viii.	All information furnished by the Investment Advisor including, without limitation, the description of the Investment Advisor, for use in (A) the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading, and (B) the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary to make such information, in the light of the circumstances under which such statements were made, not misleading.

2.	Agreement to Act as Dealer Manager.

a.	On the basis of the representations and warranties contained herein, and subject to the terms and conditions of the Offer:

i.	The Fund hereby appoints the Dealer Manager to solicit the exercise of the Rights and authorizes the Dealer Manager to sell Preferred Shares purchased by the Dealer Manager from the Fund through the exercise of Rights as described herein; and the Fund hereby authorizes other soliciting broker-dealers (each a “Soliciting Dealer” and collectively the “Soliciting Dealers”) that enter into a Soliciting Dealer Agreement with the Dealer Manager to solicit the exercise of the Rights. The Dealer Manager hereby agrees to solicit the exercise of Rights in accordance with the Securities Act, the Investment Company Act and the Exchange Act, and its customary practice subject to the terms and conditions of this Dealer Manager Agreement, the procedures described in the Registration Statement, the Prospectus and, where applicable, the terms and conditions of such Soliciting Dealer Agreement.

b.	To the extent permitted by applicable law, the Fund agrees to furnish, or cause to be furnished, to the Dealer Manager, lists, or copies of those lists, showing the names and addresses of, and number of Preferred Shares held by, Record Date Preferred Shareholders as of the Record Date, and the Dealer Manager agrees to use such information only in connection with the Offer, and not to furnish the information to any other person except for securities brokers and dealers that have been requested by the Dealer Manager to solicit exercises of Rights.

c.	The Dealer Manager agrees to provide to the Fund, in addition to the services described in Section 2(a), financial structuring and marketing services in connection with the Offer. Each of the Fund and the Investment Advisor and the Dealer Manager agree that they are each responsible for making their own independent judgments with respect to the Offer and that any opinions or views expressed by the Dealer Manager to the Fund or the Investment Advisor regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Fund’s securities, do not constitute advice or recommendations to the Fund or the Investment Advisor. No fee, other than the reimbursement of the Dealer Manager’s out-of-pocket expenses as described in Section 4 of this Dealer Manager Agreement, will be payable by the Fund, or any other party hereto, to the Dealer Manager in connection with the financial structuring and marketing services provided by the Dealer Manager pursuant to this Section 2(c).

d.	The Fund and the Dealer Manager agree that the Dealer Manager is an independent contractor with respect to the solicitation of the exercise of Rights and the performance of financial structuring and marketing services for the Fund contemplated by this Dealer Manager Agreement. The Fund and the Investment Advisor further acknowledge that the Dealer Manager is acting pursuant to a contractual relationship created solely by this Dealer Manager Agreement, entered into on an arm’s length basis, and in no event do the parties intend that the Dealer Manger act or be responsible as a fiduciary to the Fund or the Investment Advisor or their respective managements, shareholders or creditors or any other person in connection with any activity that the Dealer Manager may undertake or have undertaken in furtherance of the Offer, including any purchase and sale of the Preferred Shares, either before or after the date hereof. The Dealer Manager and Soliciting Dealers hereby expressly disclaim any fiduciary or similar obligations to the Fund or the Investment Advisor, either in connection with the transactions contemplated by this Dealer Manager Agreement or any matters leading up to such transactions, and the Fund and the Investment Advisor each hereby confirms its understanding and agreement to that effect. The Fund, Dealer Manager, and Soliciting Dealers agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Dealer Manager or Soliciting Dealers to the Fund regarding such transactions, including but not limited to any opinions or views with respect to the subscription price or market for the Fund’s Preferred Shares, do not constitute advice or recommendations to the Fund. The Fund hereby waives and releases, to the fullest extent permitted by law, any claims that the Fund may have against the Dealer Manager and Soliciting Dealers with respect to any breach or alleged breach of any fiduciary or similar duty to the Fund in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

e.	In rendering the services contemplated by this Dealer Manager Agreement, the Dealer Manager acknowledges that it is not authorized (i) to use any solicitation material other than the Prospectus (as supplemented or amended, if applicable) and the other Offering Materials or (ii) to make any representation, oral or written, to any shareholders or prospective shareholders of the Fund that is not contained in the Prospectus (as supplemented or amended, if applicable) or the other Offering Materials, in each case unless previously authorized to do so in writing by the Fund.

f.	In rendering the services contemplated by this Dealer Manager Agreement, the Dealer Manager will not be subject to any liability to the Fund or the Investment Advisor or any of its affiliates, for any act or omission on the part of any soliciting broker or dealer (except with respect to the Dealer Manager acting in such capacity) or any other person, and the Dealer Manager will not be liable for acts or omissions in performing its obligations under this Dealer Manager Agreement, except for any losses, claims, damages, liabilities and expenses that are finally judicially determined to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Dealer Manager or by reason of the reckless disregard of the obligations and duties of the Dealer Manager under this Dealer Manager Agreement.

3.	Other Agreements.

a.	The Fund represents to, and covenants with, the Dealer Manager as follows:

i.

The Fund has prepared and filed with the Commission a shelf registration statement on Form N-2, including a related base prospectus, for registration under the Securities Act of the Offer. Such Registration Statement, including any amendments thereto filed prior to the time this Dealer Manager

Agreement is executed, has or will become effective prior to the Offer. The Fund may file, as part of an amendment to the Registration Statement or pursuant to Rule 497, one or more amendments thereto. The Fund will file with the Commission a final prospectus supplement (including any statement of additional information incorporated by reference therein) related to the securities subject to the Offer in accordance with Rule 497. As filed, such final prospectus supplement (including any statement of additional information incorporated by reference therein), together with the base prospectus, shall contain all information required by the 1940 Act, the Securities Act and the Rules and Regulations and shall be in all substantive respects in the form furnished to you prior to the time this Dealer Manager Agreement is executed or, to the extent not completed at the time this Dealer Manager Agreement is executed, shall contain only such specific additional information and other changes (beyond that contained in the base prospectus and any preliminary or final prospectus) as the Fund has advised you, prior to the time this Dealer Manager Agreement is executed, will be included or made therein. The Registration Statement, at the time this Dealer Manager Agreement is executed, meets the requirements set forth in Rule 415(a)(1).

ii.	On the effective date, the Registration Statement will or did, and when the Prospectus is first filed in accordance with Rule 497, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Securities Act, the Investment Company Act, the Exchange Act and the Rules and Regulations and the Exchange Act Rules and Regulations; on the effective date and at the time this Dealer Manager Agreement is executed, the Registration Statement will or did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 497, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Fund makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto), in reliance upon and in conformity with information furnished in writing to the Fund by or on behalf of any Dealer Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto). The Commission has not issued any order preventing or suspending the use of the Prospectus.

iii.	The Fund will, without charge, deliver to the Dealer Manager, as soon as practicable, the number of copies (one of which is manually executed) of the Registration Statement as originally filed and of each amendment thereto as it may reasonably request, in each case with the exhibits filed therewith.

iv.	The Fund will, without charge, furnish to the Dealer Manager, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Dealer Manager may reasonably request for the purposes contemplated by the Securities Act or the Rules and Regulations.

v.	If any event shall occur as a result of which it is necessary or appropriate, in the reasonable opinion of counsel for the Dealer Manager, to amend or supplement the Registration Statement or the Prospectus (or other Offering Materials) in order to make the Prospectus (or other Offering Materials) not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein misleading in the light of the circumstances existing at the time it is delivered to a Record Date Preferred Shareholder, the Fund will forthwith amend or supplement the Prospectus by preparing for filing with the Commission (and furnishing to the Dealer Manager a reasonable number of copies of) an amendment or amendments of the Registration Statement or an amendment or amendments of or a supplement or supplements to the Prospectus (in form and substance reasonably satisfactory to counsel for the Dealer Manager), at the Fund’s expense, which will amend or supplement the Registration Statement or the Prospectus (or otherwise will amend or supplement such other Offering Materials) so that the Prospectus (or such other Offering Materials) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus (or such other Offering Materials) is delivered to a Record Date Preferred Shareholder, not misleading.

vi.	The Fund will endeavor, in cooperation with the Dealer Manager and its counsel, to confirm that the Rights and the Preferred Shares are not required to be qualified for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Dealer Manager may designate.

vii.	The Fund will make generally available to its security holders as soon as practicable, but no later than 60 days after the end of the Fund’s fiscal semi-annual or fiscal year-end period covered thereby, an earnings statement (which need not be audited) (in form complying with the provisions of Rule 158 of the Rules and Regulations of the Securities Act) covering a twelve-month period beginning not later than the first day of the Fund’s fiscal semi-annual period next following the “effective” date (as defined in said Rule 158) of the Registration Statement.

viii.	The Fund will use the net proceeds from the Offer as set forth under “Use of Proceeds” in the Prospectus.

ix.	The Fund will use its best efforts to cause the Preferred Shares to be duly authorized for listing by the NYSE, subject to official notice of issuance, prior to the time the Preferred Shares are issued.

x.	The Fund will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code.

xi.	The Fund will apply the net proceeds from the Offer in such a manner as to continue to comply with the requirements of the Prospectus and the Investment Company Act.

xii.	The Fund will advise or cause the Rights Agent (A) to advise the Dealer Manager, from day to day during the period of, and promptly after the termination of, the Offer, as to the names and addresses (to the extent permitted by applicable law) of all Record Date Preferred Shareholders exercising Rights, the total number of Rights exercised by each Record Date Preferred Shareholder (to the extent permitted by applicable law) during the immediately preceding day, indicating the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager, the number of Rights exercised on subscription certificates indicating the Dealer Manager as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Manager may reasonably request; and will notify the Dealer Manager, not later than 5:00 P.M., New York City time, on the first business day following the Expiration Date, of the total number of Rights exercised and Preferred Shares related thereto, the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager, the number of Rights exercised on subscription certificates indicating the Dealer Manager, as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Manager may reasonably request; and (B) to issue Preferred Shares upon the Dealer Manager’s exercise of Rights no later than the close of business on the business day following the day that full payment for such Preferred Shares has been received by the Rights Agent.

b.	Neither the Fund nor the Investment Advisor will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Rights or the sale or resale of the Rights or the Preferred Shares.

c.	Except as required by applicable law, the use of any reference to the Dealer Manager in any Offering Materials or any other document or communication prepared, approved or authorized by the Fund or the Investment Advisor in connection with the Offer is subject to the prior approval of the Dealer Manager, provided that if such reference to the Dealer Manager is required by applicable law, the Fund and the Investment Advisor agree to notify the Dealer Manager within a reasonable time prior to such use but the Fund and the Investment Advisor are nonetheless permitted to use such reference.

4.	Payment of Expenses.

a.	The Fund will pay all expenses incident to the performance of its obligations under this Dealer Manager Agreement and in connection with the Offer, including, but not limited to, expenses relating to (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Preferred Shares and subscription certificates relating to the Rights, (iii) the fees and disbursements of the Fund’s counsel (including the fees and disbursements of local counsel) and accountants, (iv) the printing or other production and delivery to the Dealer Manager of copies of the Registration Statement as originally filed and of each amendment thereto and of the Prospectus and any amendments or supplements thereto, (v) the fees and expenses incurred with respect to any filing with and review by FINRA, including the fees and disbursements of the Dealer Manager’s counsel not to exceed $5,000 with respect thereto, (vi) the fees and expenses incurred in connection with the listing of the Preferred Shares on the NYSE, (vii) the printing or other production, mailing and delivery expenses incurred in connection with Offering Materials, including all reasonable out-of-pocket fees and expenses, if any and not to exceed $1,000, incurred by the Dealer Manager, Soliciting Dealers and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Offer to their customers, (viii) the fees and expenses incurred with respect to the Rights Agent and (ix) all other fees and expenses (excluding the announcement, if any, of the Offer in The Wall Street Journal) incurred in connection with or relating to the Offer. The Fund agrees to pay the foregoing expenses whether or not the transactions contemplated under this Dealer Manager Agreement are consummated.

b.	If this Dealer Manager Agreement is terminated by the Dealer Manager in accordance with the provisions of Section 5 or Section 8(a)(i), 8(a)(ii) or 8(a)(iii), the Fund agrees to reimburse the Dealer Manager for all of its reasonable out-of-pocket expenses incurred in connection with its performance hereunder, including the reasonable fees and disbursements of counsel for the Dealer Manager. In the event the transactions contemplated hereunder are not consummated for reasons other than as described in the previous sentence, the Fund agrees to pay all of the costs and expenses set forth in Section 4(b) which the Fund would have paid if such transactions had been consummated.

5.	Conditions of the Dealer Manager’s Obligations. The obligations of the Dealer Manager hereunder (including any obligation to pay for Preferred Shares issuable upon exercise of Right by the Dealer Manager) are subject to the accuracy of the respective representations and warranties of the Fund and the Investment Advisor contained herein, to the performance by the Fund and the Investment Advisor of their respective obligations hereunder, and to the following further conditions:

a.	The Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the Record Date, or at such later time and date as may be approved by the Dealer Manager; the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 497(c), (e), (h) or (j), as the case may be, under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Fund, the Investment Advisor or the Dealer Manager, shall be contemplated by the Commission; and the Fund shall have complied with any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or otherwise).

b.	Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Fund, the effect of which, is, in the judgment of the Dealer Manager, so material and adverse as to make it impractical or inadvisable to proceed with the Offer as contemplated by the Registration Statement and the Prospectus.

c.	Prior to the Record Date, the Fund shall have furnished to the Dealer Manager such further information, certificates and documents as the Dealer Manager may reasonably request.

d.	If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Dealer Manager Agreement or waived by the Dealer Manager, or if any of the certificates mentioned above or elsewhere in this Dealer Manager Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Dealer Manager and its counsel, this Dealer Manager Agreement and all obligations of the Dealer Manager hereunder may be canceled at, or at any time prior to, the Expiration Date by the Dealer Manager. Notice of such cancellation shall be given to the Fund in writing or by telephone confirmed in writing.

6.	Indemnity and Contribution.

a.	Subject to the restrictions of Section 17 of the Investment company Act, each of the Fund and the Investment Advisor agrees to indemnify, defend and hold harmless the Dealer Manager, its members, directors and officers, and any person who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Dealer Manager or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or in a Prospectus (the term Prospectus for the purpose of this Section 6 being deemed to include any preliminary prospectus, the Offering Materials, the Prospectus and the Prospectus as amended or supplemented by the Fund), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading (with respect to the Prospectus, in light of the circumstances under which they were made), except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Dealer Manager to the Fund or the Investment Advisor expressly for use with reference to the Dealer Manager in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading (with respect to the Prospectus, in light of the circumstances under which they were made).

If any action, suit or proceeding (together, a “Proceeding”) is brought against the Dealer Manager or any such person in respect of which indemnity may be sought against the Fund or the Investment Advisor pursuant to the foregoing paragraph, the Dealer Manager or such person shall promptly notify the Fund or the Investment Advisor, as the case may be, in writing of the institution of such Proceeding and the Fund or the Investment Advisor shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Fund or the Investment Advisor shall not relieve the Fund or the Investment Advisor from any liability which the Fund or the Investment Advisor may have to the Dealer Manager or any such person or otherwise. The Dealer Manager or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Dealer Manager or of such person unless the employment of such counsel shall have been authorized in writing by the Fund or the Investment Advisor, as the case may be, in connection with the defense of such Proceeding or the Fund or the Investment Advisor shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Fund or the Investment Advisor (in which case the Fund or the Investment Advisor shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Fund or the Investment Advisor and paid as incurred (it being understood, however, that the Fund or the Investment Advisor shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Neither the Fund nor the Investment Advisor shall be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Fund or the Investment Advisor, the Fund or the Investment Advisor, as the case may be, agrees to indemnify and hold harmless the Dealer Manager and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

b.	The Dealer Manager agrees to indemnify, defend and hold harmless the Fund and the Investment Advisor, their members, directors or trustees, as applicable, and officers, and any person who controls the Fund or the Investment Advisor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Fund or the Investment Advisor or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Dealer Manager to the Fund or the Investment Advisor expressly for use with reference to the Dealer Manager in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading (with respect to the Prospectus, in light of the circumstances under which they were made).

If any Proceeding is brought against the Fund, the Investment Advisor or any such person in respect of which indemnity may be sought against the Dealer Manager pursuant to the foregoing paragraph, the Fund, the Investment Advisor or such person shall promptly notify the Dealer Manager in writing of the institution of such Proceeding and the Dealer Manager shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Dealer Manager shall not relieve the Dealer Manager from any liability which the Dealer Manager may have to the Fund, the Investment Advisor or any such person or otherwise. The Fund, the Investment Advisor or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Fund, the Investment Advisor or such person, as the case may be, unless the employment of such counsel shall have been authorized in writing by the Dealer Manager in connection with the defense of such Proceeding or the Dealer Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Dealer Manager (in which case the Dealer Manager shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Dealer Manager may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Dealer Manager), in any of which events such fees and expenses shall be borne by the Dealer Manager and paid as incurred (it being understood, however, that the Dealer Manager shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Dealer Manager shall not be liable for any settlement of any such Proceeding effected without the written consent of the Dealer Manager but if settled with the written consent of the Dealer Manager, the Dealer Manager agrees to indemnify and hold harmless the Fund, the Investment Advisor and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

c.	If the indemnification provided for in this Section 6 is unavailable to an indemnified party under subsections (a) and (b) of this Section 6 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Investment Advisor on the one hand and the Dealer Manager on the other hand from the offering of the Preferred Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Investment Advisor on the one hand and of the Dealer Manager on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative fault of the Fund and the Investment Advisor on the one hand and of the Dealer Manager on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Fund or the Investment Advisor or by the Dealer Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

d.	The Fund and the Investment Advisor and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

e.	Notwithstanding any other provisions in this Section 6, no party shall be entitled to indemnification or contribution under this Dealer Manager Agreement against any loss, claim, liability, expense or damage arising by reason of such person’s willful misfeasance, bad faith, or gross negligence in the performance of its duties hereunder or reckless disregard of such duties and obligations hereunder. The parties hereto acknowledge that the foregoing provision shall not be construed to impose upon any such parties any duties under this Dealer Manager Agreement other than specifically set forth herein (it being understood that the Dealer Manager has no duty hereunder to the Fund or the Investment Advisor to perform any due diligence investigation).

f.	The indemnity and contribution agreements contained in this Section 6 and the covenants, warranties and representations of the Fund contained in this Dealer Manager Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Dealer Manager, its members, directors or officers or any person (including each partner, member, officer or director of such person) who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Fund or the Investment Advisor, their members, its directors or officers or any person (including each member, partner, officer or director of such person) who controls the Fund or the Investment Advisor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Dealer Manager Agreement or the issuance and delivery of the Rights. The Fund or the Investment Advisor and the Dealer Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Fund or the Investment Advisor, against any of the Fund’s or the Investment Advisor’s members, officers or directors or trustees, as applicable, in connection with the issuance of the Rights, or in connection with the Registration Statement or Prospectus.

g.	The Fund and the Investment Advisor acknowledge that the statements under the caption “Underwriting” in the Prospectus constitute the only information furnished in writing to the Fund or the Investment Advisor by the Dealer Manager expressly for use in such document.

7.	Representations, Warranties and Agreements to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Fund or its officers, of the Investment Advisor and of the Dealer Manager set forth in or made pursuant to this Dealer Manager Agreement shall survive the Expiration Date and will remain in full force and effect, regardless of any investigation made by or on behalf of the Dealer Manager or the Fund or the Investment Advisor or any of the members, officers, directors, trustees or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Preferred Shares pursuant to the Offer. The provisions of Sections 4 and 6 hereof shall survive the termination or cancellation of this Dealer Manager Agreement.

8.	Termination of Agreement.

a.	This Dealer Manager Agreement shall be subject to termination in the absolute discretion of the Dealer Manager, by notice given to the Fund prior to the expiration of the Offer, if prior to such time (i) financial, political, economic, currency, banking or social conditions in the United States shall have undergone any material change the effect of which on the financial markets makes it, in the Dealer Manager’s judgment, impracticable or inadvisable to proceed with the Offer, (ii) there has occurred any outbreak or material escalation of hostilities, terrorist activities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the Dealer Manager’s judgment, impracticable or inadvisable to proceed with the Offer, (iii) trading in the Preferred Shares shall have been suspended by the Commission or the NYSE, (iv) trading in securities generally on the NYSE shall have been suspended or limited or (v) a banking moratorium shall have been declared either by Federal or New York State authorities.

b.	If this Dealer Manager Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 and the Dealer Manager shall not have any obligation to purchase any Preferred Shares upon exercise of Rights.

9.	Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Dealer Manager, will be mailed, delivered or telegraphed and confirmed to G.research LLC, One Corporate Center, Rye, New York 10580, Attention: David Fitzgerald, and, if to the Fund or the Investment Advisor, shall be sufficient in all respects if delivered or sent to the Fund or the Investment Advisor at One Corporate Center, Rye, New York 10580, Attention: Agnes Mullady.

10.	Successors. This Dealer Manager Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and will inure to the benefit of the members, trustees, officers and directors and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

11.	Applicable Law. This Dealer Manager Agreement will be governed by and construed in accordance with the laws of the State of New York.

12.	Submission to Jurisdiction. Except as set forth below, no claim (a “Claim”) which relates to the terms of this Dealer Manager Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Fund and the Investment Advisor consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Fund and the Investment Advisor hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Dealer Manager Agreement is brought by any third party against the Dealer Manager or any indemnified party. Each of the Dealer Manager, the Fund (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Investment Advisor (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Dealer Manager Agreement. Each of the Fund and the Investment Advisor agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Fund or the Investment Advisor, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Fund or the Investment Advisor is or may be subject, by suit upon such judgment.

13.	Counterparts. This Dealer Manager Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Fund, the Investment Advisor and the Dealer Manager.

Very truly yours,

The GDL Fund

By:	/s/ Bruce Alpert
	Name:	Bruce Alpert
	Title:	President

Gabelli Funds, LLC

By:	/s/ Andrea R. Mango
	Name:	Andrea R. Mango
	Title:	Secretary

The foregoing Dealer Manager Agreement is hereby confirmed and accepted as of the date first above written.

G.research, LLC

By:	/s/ C.V. McGinity
	Name:	C.V. McGinity
	Title:	President